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                                  EXHIBIT 4(a)
                                  AMENDMENT TO
                            TCF FINANCIAL CORPORATION
                                      AND
                          FIRST NATIONAL BANK OF BOSTON
                                  RIGHTS AGENT
                                RIGHTS AGREEMENT


     WHEREAS, the Rights Agreement was adopted effective May 23, 1989 and First National Bank of Boston has been substituted as the Rights Agent thereunder, with authority to enter into amendments pursuant to Section 27 thereof; and

     WHEREAS, TCF Financial Corporation is the Company under the Rights Agreement with authority to enter into amendents to the Rights Agreement pursuant to Section 27 thereof; and

     NOW THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement, effective October 1, 1995, as follows:

     Paragraph (b) of Section 7 ( EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS) is amended to read as follows

     (b) The Purchase Price for each one one-hundreth of a Preferred Share pursuant to the exercise of a Right shall be $360.00 until November 30, 1995, and thereafter shall be $180.00, subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     IN WITNESS WHEREOF, the Company and the Rights Agent have executed this Amendment effective as of the date first above written.

                                                     TCF FINANCIAL CORPORATION


                                                     By: /s/ William A. Cooper
                                                        ------------------------
                                                         William A. Cooper,
                                                         Chief Executive Officer
ATTEST:
  By: /s/ Gregory J. Pulles
     ----------------------------------
     Gregory J. Pulles, Secretary
                                                   FIRST NATIONAL BANK OF BOSTON


                                                      By: /s/ Colleen H. Shea
                                                         -----------------------
                                                 Title:   Administration Manager
                                                       -------------------------

ATTEST:
   By: /s/ Rosanna Garofalo
       ------------------------------
Title: Senior Account Manager
       ------------------------------

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